Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE

MAINSOURCE FINANCIAL GROUP, INC.

2015 STOCK INCENTIVE PLAN

Notice of Grant

The Grantee named below has been granted an Award of Restricted Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement (the “Agreement”).

1.              Grantee:

2.              Grant Date:

3.              Number of Shares of Restricted Stock:                     (the “Restricted Stock”)

Agreement Regarding Terms and Conditions of Grant

This Agreement is dated as of the Grant Date specified in the Notice of Grant above and is between MainSource Financial Group, Inc., an Indiana corporation (the “Company”), and the Grantee named in the Notice of Grant above (the “Grantee”), in accordance with the terms of the MainSource Financial Group, Inc. 2015 Stock Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Plan.

1.                                     The Plan.  The 2015 Stock Incentive Plan contains terms and conditions applicable to the Restricted Stock Award (the “Award”) that are not explicitly set forth in this Agreement, but which are incorporated herein by this reference. The terms of this Agreement shall be subject to the terms of the Plan.  In the case of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to signing this Agreement and fully understands all provisions of the Award.  Grantee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

2.                                     Grant of Award.  Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Grantee the Restricted Stock specified in the Notice of Grant above.  The Restricted Stock shall be outstanding for all corporate purposes; provided, however, that until such time as the Restricted Stock becomes vested, the Company shall maintain the Restricted Stock in book-entry form and shall not issue any certificate therefor in the name or for the benefit of the Grantee.  Promptly following the Period of Restriction, the Company shall release such Restricted Stock to the Grantee, less any withholding, and shall issue a stock certificate representing such vested Restricted Stock in the name of the Grantee.  The stock certificate will bear a legend in substantially the following form imprinted thereon; provided, however, that upon the vesting of the Restricted Stock, the Grantee shall not be entitled to hold any vested Restricted Stock in street name with any broker, bank, trustee, custodian or other person until the expiration of all restrictions on transfer imposed by this Agreement and by applicable federal and state laws.

RESTRICTION ON TRANSFER

THE SALE, PLEDGE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE MAINSOURCE FINANCIAL GROUP, INC. 2015 STOCK INCENTIVE PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER.  A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF MAINSOURCE FINANCIAL GROUP, INC.

3.                                     Period of Restriction.  The Grantee will become vested in 100 percent of the Restricted Stock on the third anniversary of the Grant Date provided he or she is actively employed on that date.  If the Grantee incurs a Termination of Service for reasons other than death, Disability or Retirement prior to the end of the Period of Restriction, the Grantee will forfeit the Restricted Stock.  If the Grantee incurs a Termination of Service related to a death, Disability or Retirement, the Grantee will become vested in the Restricted Stock as of such date.

4.                                     Change in Control.  Notwithstanding any other provision of this Agreement, the Restricted Stock shall be vested upon a Change in Control as provided in Section 12.1 of the Plan.

5.                                     Pass-Through of Dividends and Voting Rights.  Unless otherwise determined by the Committee in its sole discretion, the Grantee shall be entitled to (a) receive all cash dividends paid with respect to the Restricted Stock, and (b) exercise all voting rights associated with the Restricted Stock, regardless of whether the Period of Restriction has lapsed.

6.                                     No Guarantee of Employment. Nothing in this Agreement (a) confers on Grantee any right to continue in the employment of the Company, or (b) interferes with the Company’s right to terminate the employment of Grantee at any time, with or without cause.

7.                                     Change in Company Stock.  In the event of any change in Shares, as described in Section 3.6 of the Plan, the Committee shall make appropriate adjustment or substitution in the shares of Restricted Stock, as provided in the Plan.  The Committee’s determination in this respect shall be final and binding upon all parties.

8.                                     Restrictive Legend. If the Restricted Stock is issued to a Grantee who is an “affiliate” of the Company (as defined by Rule 144 promulgated under the Securities Act of 1933, as amended), the Company may require that the Restricted Stock to be issued to such Grantee contain a legend in substantially the following form:

THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS AN “AFFILIATE” OF THE COMPANY (AS DEFINED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND THEREFORE, THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS.

9.                                     Clawback of Awards. If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and the Restricted Stock became vested based on the erroneous data within three years preceding the date of the accounting restatement, then the Grantee is required to repay the Company the excess (in either cash or shares of common stock of the Company) which would not have been paid to the Grantee under the accounting restatement.  Additionally, to the extent any federal or state legislation applicable to the Company, including but not limited to the Dodd-Frank Financial Reform Act, requires the Company’s compensation plans to include a more restrictive clawback provision, the Company and Grantee agree that such provision shall be incorporated herein by reference.

10.                              Restrictive Covenants.  Grantee acknowledges that without his or her making the covenants and agreements hereinafter contained in this Section, the Company would not have granted this Award to the Grantee and the grant of such Award is in reliance upon Grantee’s compliance with the covenants and agreements made in this Section.

(a)                                  Noncompetition.  Grantee hereby covenants and agrees that during Grantee’s employment with the Company and its Affiliates and for an 18-month period following a Termination of Service for any reason, Grantee agrees that he or she shall not, directly or indirectly, whether individually or as a partner, shareholder, officer, director, employee, independent representative, broker, agent, consultant or in any other capacity for any other individual, partnership, firm, corporation, company or other entity, engage in the following prohibited activities without prior written authorization from the Company:

(i)                                     Have any ownership interest, in excess of a one percent ownership interest, in any Restricted Organization (as hereinafter defined);

(ii)                                Work or provide services for any Restricted Organization;

(iii)                               Employ or seek to employ or engage or seek to engage any person who has worked for or in conjunction with the Company or an Affiliate during the 12-month period preceding the Grantee’s Termination of Service, specifically including any consultant, employee, provider, or vendor used by the Company or an Affiliate;

(iv)                              Solicit or induce any person currently employed by or otherwise associated with the Company or an Affiliate to terminate such employment or relationship;

(v)                                 Solicit or provide or offer to solicit or provide any Restricted Product or Service to any business account or customer of the Company or an Affiliate who was a business account or customer of the Company or an Affiliate during the 12-month period preceding Grantee’s Termination of Service or about whom Grantee obtained confidential information;

(vi)                              Accept business from any business account or customer of the Company or an Affiliate who was a business account or customer of the Company or an Affiliate during the term of Grantee’s employment, including, but not limited to, any business account or customer serviced or contacted by Grantee, or for whom Grantee had direct or indirect responsibility, on behalf of the Company or an Affiliate within the 12-month period preceding the Grantee’s Termination of Service or about whom Grantee obtained confidential information, when that business pertains to products or services which are competitive with or substantially similar to any Restricted Product or Service; or

(vii)                           Otherwise attempt to interfere with the Company or an Affiliate’s business or its relationship with its business accounts, consultants, customers, employees, or vendors.

(b)                                  Definitions.  For purposes of this Section:

(i)                                       “Restricted Area” shall mean any county in which the Company or any subsidiary of the Company has an office as of the date of Termination of Service.

(ii)                                    “Restricted Organization” shall mean any bank holding company, savings association holding company, financial services holding company, bank, savings bank, thrift, any other financial institution or other organization or entity that is primarily engaged in the financial services industry within the Restricted Area, which competes with the Company or an Affiliate.

(iii)                                 “Restricted Product or Service” shall mean a product or service in development or design, or produced, marketed, sold, disseminated, offered or distributed by the Company or an Affiliate at any time on or after the date of this Award Agreement and until Grantee’s Termination of Service.

(c)                                Adjustments and Extension of Restrictive Period. Should any covenant or restriction included in this Section be held to be unreasonable or unenforceable for any reason, including without limitation the temporal limitation or scope of activity covered by a restrictive covenant, then such provision or restriction shall be given effect and enforced to whatever extent would be reasonable and enforceable.  All remaining covenants and restrictions shall remain in full force and effect in accordance with the terms thereof.  If Grantee is deemed to have breached any of the foregoing restrictive covenants, Grantee agrees that the restrictive period shall be automatically extended by a period of time equal to the period of such breach, measured from the date of the breach through the date of such determination.

(d)                                  Survival of Obligations.  Grantee agrees that Grantee’s obligations contained in this Section shall survive the termination of Grantee’s employment with the Company, whether such termination is voluntary or involuntary.  Grantee further acknowledges that any breach by the Company of any contractual, statutory, or other legal obligation to Grantee shall not excuse or terminate Grantee’s obligations hereunder or otherwise preclude the Company from seeking relief pursuant to any provision of this Agreement.

(e)                                   Reasonableness of Restrictions.  Grantee hereby agrees and acknowledges that (i) the provisions of this Section are reasonable, and (ii) Grantee has (A) read the foregoing provisions of this Section, (B) been given ample time and opportunity to consult with counsel concerning the meaning and effect of this Section, and (C) in no way been coerced or in any way forced to agree to the provisions of this Section.

(f)                                    Remedies.  Grantee acknowledges and agrees that any actual or threatened breach of the foregoing provisions of this Agreement will cause irreparable harm to the Company and/or its Affiliates and that it may be difficult to determine or adequately compensate the Company and its Affiliates through monetary damages.  Accordingly, Grantee hereby agrees that the Company may seek a restraining order or other injunctive remedy to prevent or restrain such breach without the requirement to post or obtain a bond or other security.  Grantee further agrees that the Company shall also be entitled to recover reasonable costs and attorneys’ fees incurred by it to enforce the foregoing covenants and agreement.  Grantee further acknowledges that nothing contained herein shall be construed to prohibit or limit the Company and its Affiliates from pursuing any other remedies, whether such remedies are contractual or arise at law or in equity.  Grantee further agrees to indemnify and hold harmless the Company and its Affiliates, directors, officers, employees, agents, successors and assigns from and against any and all losses or liabilities which may result from the breach of the restrictive covenants set forth in this Section.

11.                              Amendment.  Subject to Section 409A of the Internal Revenue Code of 1986, as amended, if applicable, and Section 10.1 of the Plan, the Board shall have complete and exclusive power and authority to amend or modify this Agreement (and Board shall have the power and authority to amend or modify the Plan) in any or all respects; provided, however, that no such amendment or modification shall adversely affect, in any material respect, any rights of the Grantee with respect to the Award granted pursuant to this Agreement, unless the Grantee consents to such amendment or modification, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law.

12.                              Indemnity.  The Grantee hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by Grantee to the Company or any failure on the part of the Grantee to perform any agreements contained herein.  The Grantee hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Grantee in connection with the Grantee’s participation in the Plan.

13.                              Compliance with Laws and Regulations.  The grant and exercise of the Award, as applicable, and the issuance of the Restricted Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto, including but not limited to federal and state securities laws, and with all applicable regulations of any stock exchange on which the Shares or an equivalent equity interest may be listed for trading at the time of such exercise and issuance.  The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to the Award shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

14.                              Income and Employment Tax Withholding.  The Grantee shall be solely responsible for paying to the Company all required federal, state, city and local income and employment taxes which arise on the vesting of the Restricted Stock.  The Committee, in its sole discretion and subject to such rules as it may adopt, may require the Grantee to satisfy any withholding tax obligation by having the Company retain cash or Shares equal to the amount of the minimum withholding tax to be satisfied by that retention.

15.                              Mitigation of Excise Tax. The Grantee acknowledges that the Award granted hereunder is subject to reduction by the Committee for the reasons specified in Section 14.9 of the Plan.

16.                              Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Grantee, Grantee’s assigns and the legal representatives, heir and legatees of Grantee’s estate.

17.                              Entire Agreement; Governing Law; Attorneys’ Fees.  The Plan is incorporated into this Agreement by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter of this Agreement.  The Award and this Agreement shall be construed, administered and governed in all respects under and by the internal laws (but not the choice of law rules) of the State of Indiana.  The Company, its Affiliates and the Grantee irrevocably consent to the jurisdiction and venue of the Courts of the State of Indiana and the United States federal courts serving Decatur County, Indiana with respect to any and all actions related to the Award and this Agreement or the enforcement hereof, and the parties hereto hereby irrevocably waive any and all objections thereto.  If the Plan or this Agreement is challenged in a court of law, the prevailing party shall be entitled to receive from the other party reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in connection with such suit regardless of whether such suit is prosecuted to judgment.

18.                              Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee, after thoroughly reviewing and developing a complete understanding of the restrictions and covenants imposed by Section 10, has also executed this Agreement as of the date first above written.

GRANTEE:	MAINSOURCE FINANCIAL GROUP, INC.

By:
(Signature)		Archie M. Brown, Jr.,
Chairman, Chief Executive Officer and
President

(Printed Name)

(County and State)